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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

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                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported):  August 17, 2001


                           HANOVER COMPRESSOR COMPANY
               (Exact Name of Registrant as Specified in Charter)

         Delaware                     1-13071                    75-2344249
(State or Other Jurisdiction   (Commission File Number)         (IRS Employer
     of Incorporation)                                       Identification No.)

12001 North Houston Rosslyn                                         77086
Houston, Texas  77086                                             (Zip Code)
(Address of Principal Executive Offices)


Registrant's telephone number, including area code:  (281) 447-8787

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Item 5.   Other Events
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On August 17, 2001, Hanover Compressor Company, a leading provider of outsourced natural gas compression and treating services, today announced terms of the private offerings by Hanover Equipment Trust 2001A and Hanover Equipment Trust 2001B of senior secured notes totaling $550 million.

Hanover Equipment Trust 2001A has completed its offering of $300 million aggregate principal amount of 8 1/2 percent Senior Secured Notes due 2008. Hanover Equipment Trust 2001B has completed its offering of $250 million aggregate principal amount of 8 3/4 percent Senior Secured Notes due 2011.

The Trusts will use the proceeds from their respective offerings to purchase equipment from Hanover that will then be leased back to Hanover pursuant to two operating leases for a 7-year period and a 10-year period, respectively, and such equipment will continue to be deployed in Hanover's normal operations. Hanover intends to use $300 million of the proceeds to fund the cash portion of its acquisition from Schlumberger Ltd. of Production Operators Corporation and related assets and to pay expenses of the acquisition and $200 million of the proceeds to exercise its purchase option under an existing operating lease that matures 2003, leaving $50 million for general corporate purposes.

The securities being offered in the private placement have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and may not be re-offered or resold in the United States without a subsequent registration or an applicable exemption from the registration requirements.

Hanover Compressor Company is a market leader in full service natural gas compression and a leading provider of service, financing, fabrication and equipment for contract natural gas handling applications. Hanover provides this equipment on a rental, contract compression, maintenance and acquisition leaseback basis to natural gas production, processing and transportation companies that are increasingly seeking outsourcing solutions. Founded in 1990 and a public company since 1997, its customers include premier independent and major producers and distributors throughout the Western Hemisphere.

Certain matters discussed above are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because of the context of the statement and will include words such as "believes," "anticipates," "expects," "estimates," or words of similar import. Similarly, statements that describe Hanover's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated as of the date of this press release. The risks and uncertainties include:
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inability of the parties to complete the offering, the loss of market share through competition, the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which would cause a decline in the demand for Hanover's compression and oil and gas production equipment; new governmental safety, health and environmental regulations which could require Hanover to make significant capital expenditures; inability to successfully integrate acquired businesses; and changes in economic or political conditions in the countries in which Hanover operates. The forward-looking statements discussed above are only made as of the date hereof, and Hanover undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission.
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                                  SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HANOVER COMPRESSOR COMPANY

Date:    August 17, 2001      By:  /s/ Michael J. McGhan
                                   ---------------------
                              Name:  Michael J. McGhan
                              Title:  President and Chief Executive Officer